Exhibit 10.32

EXECUTION COPY

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EXTRA SPACE STORAGE LP

This First Amendment to Second Amended and Restated Agreement of Limited Partnership of Extra Space Storage LP, dated September 18, 2008 (this “Amendment”), is entered into by and among ESS Holdings Business Trust I, a Massachusetts business trust (the “General Partner”) and the limited partners listed on Exhibit A hereto (the “Limited Partners”).

WHEREAS, the General Partner and ESS Holdings Business Trust II, a Massachusetts business trust (the “Parent Limited Partner”; and collectively with the General Partner and the Limited Partners, the “Partners”), entered into that certain First Amended and Restated Agreement of Limited Partnership of Extra Space Storage LP dated as of August 17, 2004 (the “Original Agreement”);

WHEREAS, the General Partner and the Parent Limited Partner amended and restated the Original Agreement by entering into that certain Second Amended and Restated Agreement of Limited Partnership of Extra Space Storage LP (the “Partnership Agreement”) dated as of June 25, 2007, in order to admit the Limited Partners into Extra Space Storage LP (the “Partnership”), including the admission of those Limited Partners that hold Series A Preferred Units (as defined in the Partnership Agreement), and to set forth the rights and responsibilities of the Partners and the Partnership;

WHEREAS, the Partners wish to clarify in this Amendment the allocation provisions of the Partnership Agreement to reflect the original economic understanding and agreement among the parties with respect to the treatment of depreciation in allocations of Net Income and Net Loss to Holders of Series A Preferred Units, as set forth herein; and

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby amend the Partnership Agreement as follows:

1.                                       Definitions. Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Partnership Agreement.

2.                                       Amendments.

a.                                       Article I of the Partnership Agreement is hereby amended to include the following definition in alphabetical order:

“Adjusted Section 704(b) Net Income” means, for any Partnership Year or other applicable period, (i) the Partnership’s Net Income for such Partnership Year or other applicable period as determined under the Code, minus (ii) that portion of the Series A Preferred Priority Return for such Partnership Year or other applicable period that consists of an amount, with respect to each Series A Preferred Unit, equal to 5.00% per annum on the Series A Preferred Stated Value per Series A Preferred Unit, commencing on the date of original issuance of the Series A Preferred Units.”

b.                                      Section 6.2 of the Partnership Agreement is hereby amended by adding a new paragraph D. as follows:

“D.                              Depreciation Adjustments. Notwithstanding anything to the contrary in Section 6.2.A(a)(iv) of this Agreement, for any Partnership year or other applicable period, (a) allocations of Net Income to the Series A Preferred Units with respect to that portion of their Series A Preferred Priority Return consisting of 5.00% per annum on the Series A Preferred Stated Value per Series A Preferred Unit shall be exclusive of Depreciation, and (b) the Series A Preferred Units shall be allocated Depreciation on a proportionate basis with respect to the remaining portion of their Series A Preferred Priority Return consisting of the Series A Preferred Priority Return consisting of the Series A Preferred Return. For purposes of Section 6.2.D.(b) above, Depreciation shall be allocated to the Series A Preferred Units based on a fraction, the numerator of which is that portion of the Series A Preferred Priority Return for a Partnership Year or other applicable period that constitutes the Series A Preferred Return, and the denominator of which is the Adjusted Section 704(b) Net Income for such Partnership Year or other applicable period.”

3.                                       Effective Date. Because this Amendment sets forth the original agreement among the parties and is intended to be only for purposes of clarification, the parties agree that this Amendment shall be effective as of June 25, 2007.

4.                                       Continuing Effect of Partnership Agreement. Except as modified herein, the Partnership Agreement is hereby ratified and confirmed in its entirety and shall remain and continue in full force and effect, provided, however, that to the extent there shall be a conflict between the provisions of the Partnership Agreement and this Amendment, the provisions in this Amendment shall prevail. All references in any document to the Partnership Agreement shall mean the Partnership Agreement, as amended hereby.

5.                                       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Facsimile signatures shall be deemed effective execution of this Amendment and may be relied upon as such. In the event facsimile signatures are delivered, originals of such signatures shall be delivered within three (3) business days after execution.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

ESS HOLDINGS BUSINESS TRUST I

By:	/s/ Kent W. Christensen
Name: Kent W. Christensen
Title: Trustee

LIMITED PARTNERS:

ESS HOLDINGS BUSINESS TRUST II

By:	/s/ Kent W. Christensen
Name: Kent W. Christensen
Title: Trustee

EXHIBIT A

LIMITED PARTNERS

As of September 15, 2008

3Q2008 Dividend Record Date

Exhibit A - To The Second Amended and Restated
Agreement of Limited Partnership of Extra Space Storage, LP
(Dated June 25, 2007)

PARTNERS AND PARTNERSHIPS UNITS

	Name and Address	as of	OP Units	CC Units

	General Partner:

	ESS Holdings Business Trust I 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, UT 84121		874,357

	Limited Partners:

	ESS Holdings Business Trust II 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, UT 84121		81,462,315

1	Kenneth M Woolley 2485 Haven Lane Salt Lake City, UT 84117	8/5/2008	212,003	27,998

2	Richard S. Tanner 2875 E Newmans Lane Holladay, UT 84121	8/5/2008	70,667	9,333

3	SSA Ventures LLC 5120 Cottonwood Lane Salt Lake City, UT 84117	8/5/2008	254,828	33,655

4	David Husman 1200 North Ashland, Suite 600 Chicago, IL 60622		92,074

5	Michael Husman 1200 North Ashland, Suite 600 Chicago, IL 60622		22,854

6	Daveco Extra, LLC 53 Mountain Blvd Suite #204 Warren, NJ 07059	7/21/2006	638,000

7	David A. Lackland 53 Mountain Blvd Suite #204 Warren, NJ 07059		12,000

8	Gerald & Natalie L Marks Living Trust Dated August 4th, 1994 16224 Meadow Ridge Way Encino, CA 91436	4/16/2007	26,773

9	Johnson Family Trust 1070 Palisair Place Pacific Palisades, CA 90272		5,377

10	Robert J. & Phyllis Y. Sokol Living Trust 1155 Arrowhead Road Pebble Beach, CA 93953		13,443

11	Tamkin Family Partners, LP 2444 Wilshire Boulevard, Suite 200 Santa Monica, CA 90403		232,099

12	Allen Sackler Trust 2444 Wilshire Boulevard, Suite 200 Santa Monica, CA 90403		249,184

13	Sandra Tamkin 2444 Wilshire Boulevard, Suite 200 Santa Monica, CA 90403		4,556

14	Kirshner Family Limited Partnership 2444 Wilshire Boulevard, Suite 200 Santa Monica, CA 90403		170,851

15	Liebes Family Properties, LP 2444 Wilshire Boulevard, Suite 200 Santa Monica, CA 90403		79,847

16	Morton and Sally Ann Kirshner Trust 2444 Wilshire Boulevard, Suite 200 Santa Monica, CA 90403		64,665

17	John and Gail Liebes Trust 2444 Wilshire Boulevard, Suite 200 Santa Monica, CA 90403		64,665

18	Richard and Marsha Ifland Family Trust Dated 2/10/88 232 Vista Bella Drive Santa Cruz, CA 95060		155,475

19	Morrell Development, Inc. 726 Second Street, Suite 3A Annapolis, MD 21403		229,499

20	Hollywood Industrial Associates, L.P. (Richard H. Prant, General Partner) 80 Greenwood Avenue Midland Park, NJ 07432		659,993

21	ESSJBM, LLC c/o Jesse Morgan 14025 Rancho Vista Bend San Diego, CA 92130	5/1/2006	257,418

22	ESSCZM, LLC c/o Casandra Z. Morgan 14025 Rancho Vista Bend San Diego, CA 92130	5/1/2006	47,399

23	Jesse B. Morgan 14025 Rancho Vista Bend San Diego, CA 92130	9/1/2006	54,127

24	Casandra Z. Morgan 14025 Rancho Vista Bend San Diego, CA 92130	9/1/2006	19,721

25	Morgan Operating Company LP 14025 Rancho Vista Bend San Diego, CA 92130	9/1/2006	108,980

26	Arthur Victor II 5650 Greenwood Plaza Boulevard, Suite 143 Greenwood Village, CO 80111		143,641

27	Barry Bender 5650 Greenwood Plaza Boulevard, Suite 143 Greenwood Village, CO 80111		6,868

28	1400 Folsom St., LLC Attn: Richard L. Crocker, Manager 100 Aviation Way, Corp #4 Watsonville, CA 95076	11/13/2007	212,027

29	H James Knuppe Barbara Knuppe 4545 Crow Canyon Place Castro Valley, CA 94552	8/1/2007	989,980

(Number of Outside Partners: 1-29)

	TOTAL:		87,435,686	70,986

	OP Units held by Extra Space LP:		82,336,672

	OP Units NOT held by Extra Space LP:		4,109,034
	Series A OP Units:		989,980
	Total Outisde OP & Series A Units:		5,099,014